Exhibit 5.1

Silicon Valley Office • 1755 Embarcadero Road • Palo Alto, California 94303

TELEPHONE: +1.650.739.3939 • FACSIMILE: +1.650.739.3900

June 7, 2021

PLBY Group, Inc.
10960 Wilshire Blvd., Suite 2200
Los Angeles, CA 90024

Re:     Registration Statement on Form S-1

Relating to the Offering and Sale of up to

4,600,000 Shares of Common Stock of PLBY Group, Inc.

Ladies and Gentlemen:

We are acting as counsel for PLBY Group, Inc., a Delaware corporation (the “Company”), in connection with the offering and sale of up to 4,600,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), by the Company pursuant to the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and between the Company and Canaccord Genuity LLC and Stifel, Nicolaus & Company, Incorporated, acting as representatives of the several underwriters to be named in Schedule I thereto.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion. Based upon the foregoing and subject to the further assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and delivered pursuant to the Underwriting Agreement against payment of the consideration therefor, as provided in the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinion expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company to effect the registration of the Shares under the Securities Act of 1933 (the "Act") and to the reference to us under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

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